Exhibit 4.2

This certifies that Specimen is the registered holder of Incorporated in Canada under the Canada Business Corporation Act. COMMON SHARES fully paid and non-assessable Common shares of EnCana Corporation (the “Corporation”)
Dated
Countersigned and Registered by CST Trust Company in Canada, or by Computershare Shareowner Services, LLC, U.S.A.
transferable on the books of the Corporation by the registered holder in person or by attorney on surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.
In Witness Whereof the Corporation has caused this Certificate to be signed by it’s duly authorized officers. (See reverse for certain definitions)
CORPORATE SECRETARY SECRETARY SECRETAIRE GENERALE
PRESIDENT AND CHIEF EXECUTIVE OFFICER PRÉSIDENT ET CHEF DE LA DIRECTION
The Common Shares represented by this Certificate are transferable at the principal offices of CST Trust Company in Calgary, AB, Montreal, PQ, and Toronto, ON, and at the offices of Computershare Shareowner Services, LLC U.S.A.

The class or series of shares represented by this Certificate has rights, privileges, restrictions and conditions attached thereto and the Corporation will furnish to a shareholder, on demand and without charge, a full copy of the text of: (a) the rights, privileges, restrictions and conditions attached to each class authorized to be issued and to each series insofar as the same have been fixed by the directors; and (b) the authority of the directors to fix the rights, privileges, restrictions and conditions of subsequent series.
The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with the right of survivorship and not as tenants in common
UNIF GIFT MIN ACT Custodian
(Cust) (Minor)
under Uniform Gifts to Minors
Act
(State / Province)
Additional abbreviations may also be used though not in the above list.
Form of Assignment
For Value Received, the undersigned hereby sells, assigns and transfers unto
PLEASE INSERT SOCIAL INSURANCE NUMBER OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE
(Please print or typewrite name and address of assignee
NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.
represented by the within Certificate, and does hereby irrevocably constitute and appoint
Attorney, to transfer the said Common Shares on the books of the within named Corporation, with full power of substitution in the premises.
Date
Fait le
In the presence of En presence de
(Witness/Témoin)
NOTICE: The signature of the assignor must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatsoever, and must be guaranteed by a chartered bank or an eligible guarantor institution with membership in an approved signature guarantee medallion program.
Signature Guaranteed By:
Until the Separation Time (defined in the Agreement below), this Certificate also evidences the holder’s rights described in the Amended and Restated Shareholder Rights Plan Agreement dated as of September 13, 2001, as may be amended from time to time (the “Agreement”) between EnCana Corporation (formerly PanCanadian Energy Corporation) and CST Trust Company, the terms of which are incorporated herein and a copy of which is available on written demand without charge from the Corporation. Under certain circumstances set out in the Agreement, the rights may expire, may become null and void or may be evidenced by separate certificates and no longer evidenced by this Certificate.
Printed in Canada / Imprimé au Canada